SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            NAL FINANCIAL GROUP INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                    [INSERT NAME OF FILER WHEN APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- --------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
(5) Total fee paid:
- --------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
- --------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------
(3) Filing Party:
- --------------------------------------------------------------------------------
(4) Date Filed:
- --------------------------------------------------------------------------------



                        PRELIMINARY COPY


                    NAL FINANCIAL GROUP INC.
                                                                  April 30, 1996


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of NAL Financial Group Inc. (the "Company") which will be held at The Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida on Friday, May 31, 1996 at 10:00 AM. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

At the Meeting, stockholders will be asked to approve amendments to the Company's Certificate of Incorporation to (1) classify the Board of Directors into three different classes and (2) to require a supermajority vote of stockholders to approve amendments to the Company's Certificate of Incorporation in certain circumstances. Stockholders will also be asked to elect four directors, to approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") to provide for an increase in the number of shares of common stock the Company is authorized to issue under the 1994 Plan, to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors and to consider such other matters as may properly come before the Meeting or at any adjournment(s) thereof. These matters are discussed in greater detail in the accompanying Proxy Statement.

Your Board of Directors recommends a vote FOR all of the amendments to the Company's Certificate of Incorporation, FOR the election of directors, FOR the amendment to the Company's 1994 Stock Option Plan, and FOR the ratification of Price Waterhouse LLP as the Company's independent auditors.

Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

We wish to thank our stockholders for their participation and support.

                                Sincerely,

                                Robert R. Bartolini
                                Chairman of the Board
                                and Chief Executive Officer

                                PRELIMINARY COPY


                            NAL FINANCIAL GROUP INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 31, 1996


                                                                  April 30, 1996

To the Stockholders of NAL FINANCIAL GROUP INC.

           The Annual Meeting of Stockholders (the "Meeting") of NAL Financial Group Inc. (the "Company") will be held at The Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida on Friday, May 31, 1996, at 10:00 A.M. for the following purposes:

          (1) to consider and approve an amendment to the Company's Certificate of Incorporation to provide for the classification of the Board of Directors into three different classes (a "Classified Board"), to establish procedures for filling vacancies on the Board, to provide that directors shall only be removed for cause and by a supermajority vote of stockholders, and requiring Board consent to amend these provisions;

          (2) to consider and approve an amendment to the Company's Certificate of Incorporation to require a supermajority vote of stockholders to approve amendments to the Company's Certificate of Incorporation in certain circumstances, as described in the accompanying Proxy Statement;

          (3) to elect four directors;

          (4) to consider and approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") to increase the number of shares of common stock the Company is authorized to issue under the 1994 Plan;

          (5) to ratify the appointment of Price Waterhouse LLP as independent auditors for the Company; and

          (6) to transact such other business as may properly come before the Meeting and at any adjournment(s) thereof.

          A copy of the Annual Report for the fiscal year ended December 31, 1995 is enclosed for your information.

       Only stockholders of record as of the close of business on April 20, 1996 will be entitled to vote at the Meeting, and any adjournment or adjournments thereof.

       Enclosed is a Proxy Statement, a form of proxy and an addressed return envelope. All stockholders, whether or not they expect to be present at the Meeting, are requested to date and sign the proxy and return it in the enclosed envelope promptly. The return of the proxy will not affect your right to vote if you attend the Meeting.

                           By Order of the Board of Directors,


                           JoAnn Woodside
                           Secretary


                             YOUR VOTE IS IMPORTANT
                   You are urged to sign, date and promptly return your proxy in the enclosed envelope.

                                PRELIMINARY COPY


                            NAL FINANCIAL GROUP INC.

                                PROXY STATEMENT

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NAL Financial Group Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on May 31, 1996 and at any adjournment or adjournments of the meeting (the "Meeting") for the purposes described in the foregoing notice of Meeting. Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, a proxy will be voted FOR the amendments to the Company's Certificate of Incorporation to provide for a Classified Board and to provide for a supermajority vote of stockholders to approve amendments to the Company's Certificate of Incorporation in certain circumstances as described herein, FOR the election of directors, FOR an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") providing for an increase in the number of shares of common stock the Company is authorized to issue under the 1994 Plan, FOR the ratification of Price Waterhouse LLP as the Company's independent auditors and in the discretion of the persons named in the proxy, if granted, on all other matters presented to the Meeting.

     The securities entitled to vote at the Meeting consist of shares of Common Stock of the Company. The number of outstanding shares of Common Stock at the close of business on April 9, 1996 was 6,700,041. Each share of Common Stock is entitled to one vote, and nominees receiving a plurality of the votes cast will be elected as directors. Only holders of record at the close of business on April 20, 1996 will be entitled to vote at the Meeting. The holders of a majority of the outstanding shares of Common Stock must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but neither will be counted in the election of directors, in the voting on the amendments to the Certificate of Incorporation, in the voting on the amendment to the 1994 Plan or in the voting on the ratification of the Company's independent auditors, as described herein.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. The mailing address of the Company's executive office is 500 Cypress Creek Road West, Suite 590, Fort Lauderdale, Florida 33309. The approximate date on which this Proxy Statement and the form of proxy was first mailed or given to stockholders was April 30, 1996.

PROPOSAL 1 - CLASSIFICATION OF THE BOARD OF DIRECTORS
- ----------

     The Board of Directors has approved a resolution amending the Company's Certificate of Incorporation to provide for a classified Board of Directors, to establish procedures for filling vacancies on the Board, to provide that directors shall only be removed for cause and by a supermajority vote of the stockholders and to require Board consent to amend these provisions. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment is attached to this Proxy Statement as Exhibit 1. The statements made in this Proxy Statement with respect to this amendment to the Certificate of Incorporation should be read in conjunction with and are qualified in their entirety by reference to Exhibit 1. In the event that this proposal is approved, the Board of Directors will consider conforming amendments to the Company's By-Laws at the meeting of the Board of Directors which is expected to follow shortly after the Meeting.

     This Amendment may have the effect of making it more difficult for stockholders to remove the existing management of the Company and may, therefore, discourage potentially unfriendly bids for shares of the Company. See "Possible Anti-Takeover Effects of Proposal."

     A. Description of Proposed Amendment.
        ----------------------------------

     Section 10 of the Company's Certificate of Incorporation would be amended to provide for a classified Board of Directors. The existing Section 10 would be included unaltered within subsection 10(a) as amended. The Proposal would operate to divide the Board into three separate classes of directors, as nearly equal in number as possible, to serve a three year term and until their successors are duly elected and qualified with each class being elected at different annual stockholder meetings. Following the effectiveness of the Proposal, Class I will consist of one director who will serve for an initial term of three years, Class II will consist of two directors who will serve for an initial term of two years, and Class III will consist of one director who will serve for an initial term of one year. See "Proposal 3 - Election of Directors." At each annual meeting after 1996, directors will be elected to succeed those whose terms then expire and each newly elected director will serve for a three-year term. The proposed Amendment would replace the prior system of electing all of the directors annually for one-year terms.

     If the number of directors constituting the Board is increased or decreased, the resulting number of directors will be apportioned among the three classes so as to make all classes as nearly equal in number as possible, except that the term of any incumbent director may not be shortened. Under the Delaware General Corporation Law ("GCL"), if a Board is classified by action of the stockholders, unless the Certificate of Incorporation specifies otherwise, members of the Board of each class may be removed by the stockholders before the expiration of their respective terms only for cause. Accordingly, in the event that stockholders approve this proposal, none of the directors elected to the Classified Board may be removed without cause prior to the expiration of their respective terms.

     The effect of a Classified Board of Directors may be circumvented by increasing or decreasing the size of the Board. At present, vacancies in the

Board of Directors, including vacancies resulting from an increase in the number of directors, are required to be filled by a majority of the remaining members of the Board, although less than a quorum, and each person so elected serves as a director until a successor is elected by the stockholders. Additionally, any director or the entire Board may be removed with or without cause by majority vote of the stockholders. The Proposal provides that the size of the Board may be fixed solely by action of the Board itself, and that any vacancies in the Board of Directors be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and each person so elected would serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred. The Proposal would also provide that directors may be removed only for cause and only by the affirmative vote of two-thirds of the stockholders entitled to vote thereon. See "Proposal 2 - Supermajority Voting Provisions." The GCL provides that the Certificate of Incorporation, including these provisions, may be amended by the stockholders only with the consent of the Board.

     B. Reasons for Proposal
        --------------------

     Since directors will be serving for longer terms which expire at different times, and may only be removed for cause by a supermajority vote of stockholders, the Board of Directors believes that a classified Board will promote continuity of management and, thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its stockholders. Although the Company has not experienced difficulties in the past in maintaining continuity of the Board and management, the Board of Directors believes that a classified Board will assist the Company in maintaining this continuity of management into the future. Additionally, the Proposal has certain anti-takeover effects that the Board believes will deter unsolicited takeover attempts and protect the value of each stockholder's investment in the Company. See "Possible Anti-Takeover Effects of the Proposal."

     A Classified Board would also extend the time it would take for a majority stockholder to obtain control of the Company's Board of Directors, thereby limiting such abusive takeover tactics as two tiered tender offers. Assuming each class of directors is equal in size, a majority stockholder could not obtain control of the Board until the second annual stockholder's meeting after it acquired a majority of the voting stock. During this time, the Board of Directors would have a better opportunity to negotiate with any such majority stockholder to obtain more favorable price and terms in any merger or tender offer.

     C. Possible Anti-Takeover Effects of the Proposal
        ----------------------------------------------

     The Board of Directors believes that Proposal 1 may have anti-takeover effects as described below. Also described below are the general anti-takeover provisions of the Delaware GCL.

     1. Anti-Takeover Provisions of the Delaware GCL
        --------------------------------------------

     As set forth above, the Delaware GCL prohibits stockholders from removing members of a Classified Board without cause before the expiration of their respective terms unless the Certificate of Incorporation specifies otherwise. The Delaware GCL contains a number of other provisions which are designed to strengthen the position of incumbent management in connection with a takeover attempt. For example, Delaware law provides that a company has the general power, exercisable by its board of directors, to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change. The case law of Delaware has developed special standards for deciding whether to uphold or advocate the actions of incumbent management in the context of takeover proposals.

     The Company is also subject to Section 203 of the Delaware GCL, which provides that a person who acquires fifteen percent (15%) or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder". Section 203 prohibits a corporation from engaging in mergers or certain other "business combinations" with an interested stockholder for a period of three (3) years, unless (i) prior to the date the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, or (ii) the interested stockholder is able to acquire ownership of at least eighty-five percent (85%) of the outstanding voting stock of the corporation (excluding shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans) in the same transaction by which the stockholder became an interested stockholder, or (iii) the interested stockholder obtains control of the board of directors, which then approves a business combination which is authorized by a vote of the holders of two-thirds of the outstanding voting stock not held by the interested stockholder.

     The definition of interested stockholder does not include persons whose ownership of voting stock exceeds the fifteen percent (15%) threshold as a result of action taken by the corporation unless that person thereafter acquires additional shares.

     A "business combination" is defined broadly in the GCL to include any merger or consolidation with the interested stockholder, any merger or consolidation caused by the interested stockholder in which the surviving corporation will not be subject to Delaware law, or the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than ten percent (10%) of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in conversion, exchange or pro rata distribution which do not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guaranties, pledges or the financial benefits.

     2. Possible Consequences of the Anti-Takeover Effects of the Proposal
        ------------------------------------------------------------------

     The Board of Directors believes that this Proposal 1, to the extent that it deters unsolicited takeover attempts, will promote conditions of stability in the business, management and control of the Company, discourage in advance certain takeover offers or other attempts to accumulate the Company's stock and encourage anyone contemplating such actions to negotiate with the Company, and will assist the Company in defending against any such action if the Board does not believe it to be in the best interests of the Company and all of its stockholders. Although the Board of Directors is not aware of any overt threat of such a takeover attempt at this time, the Board believes that this Proposal 1 is in the best interest of the Company.

     A takeover offer often places the target corporation in the position of making a forced sale, sometimes when the market price of its stock may be temporarily depressed. The Board believes that the consideration offered in such a situation, even though it may be in excess of the then market price, is less than the consideration which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, the Board of Directors would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate the most favorable price and terms which reflect not only the current, but also the future value of the Company. The Board may also believe that the takeover offer is not in the best interests of the Company and its stockholders for additional reasons, such as those exhibited in the large number of business failures which result from overleveraged transactions. In the context of an unsolicited offer, the Board may not have adequate time to consider fully the takeover offer and to determine what actions are in the best interests of the Company and its stockholders despite the provisions of applicable federal law regarding the minimum duration of certain takeover offers. This Proposal 1 attempts to ameliorate the problems inherent in these situations.

     Takeover offers or other non-market acquisitions of stock are usually made at prices above the prevailing market price of the corporation's stock and often have a corresponding effect on such market price. Accumulation of stock through market purchases, whether or not for the purpose of acquiring control, may also support the price of a corporation's stock at levels higher than otherwise would be the case. This Proposal 1 may discourage such takeover offers and purchases, even if holders of a majority of the Company's shares desire to sell such shares.

     This Proposal 1 may also make it more difficult to accomplish a transaction requiring stockholder approval or to displace management quickly, even if a majority of the stockholders of the Company desire to do so. Under certain circumstances, this Proposal 1 may permit management of the Company to perpetuate itself in control of the Company. In addition, the Proposal could encourage a potential purchaser of the Company to negotiate with the Board of Directors and offer terms acceptable to it. Such terms might include continuation of the existing management of the Company or a commitment by the purchaser to provide benefits (such as employment contracts) not available to stockholders generally.

Vote Required for Approval

     The affirmative vote of holders of at least the majority of the shares of Common Stock which are entitled to vote at the Meeting is required in order to approve this Proposal 1. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this Proposal 1 and do not vote their shares for this Proposal 1 either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, this Proposal 1 will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware, which is expected to follow shortly after the approval, if at all, of this Proposal 1.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                                                         ---
                    CLASSIFICATION OF THE BOARD OF DIRECTORS

PROPOSAL 2 - SUPER MAJORITY VOTING PROVISION
- ----------

    The Board of Directors has approved a resolution amending the Company's Certificate of Incorporation to require the affirmative vote of two-thirds of the outstanding voting stock to approve amendments to the Certificate of Incorporation unless the proposed amendment has been approved by the affirmative vote of at least eighty percent (80%) of the Board of Directors. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Exhibit 2. The statements made in this Proxy Statement with respect to this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit 2.

     This Proposal may have the effect of making it more difficult for stockholders to change the number of directors of the Company and to remove the existing management of the Company. Consequently, it may discourage potentially unfriendly bids for shares of the Company. This Proposal 2 will also make it more difficult for a stockholder to defuse the Company's takeover defenses that require amending the Certificate of Incorporation. For example, if this Proposal 2 is adopted, and Proposal 1 is also adopted, a stockholder seeking to eliminate the Classified Board would have to obtain a supermajority vote of the stockholders in order to amend the Company's Certificate of Incorporation. For these reasons, the Board of Directors believes that this Proposal may have an anti-takeover effect. In considering Proposal 2, stockholders should consider and review the "Possible Anti-Takeover Effects of this Proposal" appearing in this Proxy Statement.

Vote Required For Approval

     The affirmative vote of holders of at least the majority of the shares of Common Stock which are entitled to vote at the Meeting is required in order to approve this Proposal 2. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this Proposal 2 and do not vote their shares in favor of this Proposal 2, either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, this Proposal 2 will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware which is expected to follow shortly after the Meeting.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                                                         ---
                         SUPERMAJORITY VOTING PROVISION.

PROPOSAL 3 - ELECTION OF DIRECTORS
- ----------

     The four persons listed below have been nominated by the Board of Directors to serve as directors of the Company.

     If the amendment to the Certificate of Incorporation to provide for a Classified Board of Directors (see "Proposal 1") is adopted, the Board of Directors will be divided into three classes. This Meeting will be the first election of directors after the amendment which created the Classified Board. Accordingly, at the Meeting, one director will be elected for a term expiring at the Company's 1997 Annual Meeting, two directors for terms expiring at the 1998 Annual Meeting, and one director for a term expiring at the 1999 Annual Meeting and, in each case, until their successors are duly elected and qualified. At each Annual Meeting after 1996, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term.

     If the Amendment to the Certificate of Incorporation is not approved, directors elected at the Meeting will serve one-year terms until the 1997 Annual Meeting and until their successors are duly elected and qualified.

     It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. Vacancies in the Board of Directors may be filled by the Board of Directors and, assuming stockholder approval of Proposal 1, any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen. Assuming stockholders do not approve Proposal 1, any director chosen to fill a vacancy would hold office until the next election of Directors.

- --------------------------------------------------------------------------------
Director Whose Term                                            Year in Which
Expires at the 1997                                            Service as a
Annual Meeting                Principal Occupation            Director Began
- --------------------------------------------------------------------------------

James F. DeVoe             Chairman of the Board and               1996
                           CEO of J.D. Byrider Systems,
                           Inc.
- --------------------------------------------------------------------------------

James F. DeVoe
- --------------

     Mr. DeVoe, 52, has been a director of the Company since March 1996. He is the founder and has been Chief Executive Officer and Chairman of the Board of Directors of J.D. Byrider Systems, Inc., a used vehicle-operation franchiser since 1989, with 75 open locations in 28 states. Mr. DeVoe has been President and Chairman of the Board of DeVoe Chevrolet Cadillac, Inc., an auto dealership, since 1975. Mr. DeVoe holds a bachelor of science degree and a masters degree in business from Indiana University.

- --------------------------------------------------------------------------------
Directors Whose Terms                                           Year in Which
 Expire at the 1998                                             Service as a
   Annual Meeting               Principal Occupation           Director Began
- --------------------------------------------------------------------------------
David R. Jones                President and CEO of                  1996
                              D.R. Jones Financial, Inc.

John T. Schaeffer             President and  Chief Operating        1994
                              Officer of NAC
- -------------------------------------------------------------------------------

David R. Jones
- --------------

     Mr. Jones, 47, has been a director of the Company since February 1996. He has been President of D.R. Jones Financial, Inc., a privately held consulting firm since its formation in September 1995. Prior to forming D.R. Jones Financial, Inc., Mr. Jones was Senior Vice President - Asset Backed Finance of Greenwich Capital Markets, Inc. from 1989 to 1995. Mr. Jones served as a Managing Director of The First Boston Corporation, an investment banking firm, from 1982 to 1989 and as Manager - Product Development of General Electric Credit Corp., an asset-based lender and financial services company, from 1981 to 1982. Mr. Jones is a graduate of Harvard College and has a masters degree in business administration from The Amos Tuck School of Business Administration.

John T. Schaeffer
- -----------------

     Mr. Schaeffer, 49, has been President and Chief Operating Officer of NAL Acceptance Corporation, a subsidiary of the Company ("NAC") since its inception and has maintained those positions, with the addition of the office of director of the Company in November 1994. See Footnote 1 below. Prior to joining the Company, Mr. Schaeffer was President and Chief Operating Officer of FinancialFed Services, Inc. ("FFS"), the automobile lease origination and servicing unit of FinFed. From 1986 through 1989, Mr. Schaeffer was Executive Vice President and Chief Operating Officer of CenTrust Leasing Corporation, the leasing unit of CenTrust Savings Bank, where he was responsible for the overall activities of the leasing subsidiary. Prior to that, he served as Vice President with First Pennsylvania Bank, N.A. for sixteen years.

- --------------------------------------------------------------------------------
Director Whose Term                                            Year in Which
Expires at the 1999                                            Service as a
   Annual Meeting               Principal Occupation          Director Began
- --------------------------------------------------------------------------------

Robert R. Bartolini           Chairman of the Board,              1991(1)
                              President and CEO of the
                              Company; Chairman of the
                              Board and CEO of NAC
- --------------------------------------------------------------------------------

Robert R. Bartolini
- -------------------

     Mr. Bartolini, 51, has been Chairman and Chief Executive Officer of the Company since its inception in 1991 and has maintained those positions, with the addition of the office of the President in November 1994. See Footnote 1 below. Prior to founding NAL Financial Group Inc., he was President and Chief Operating Officer of Financial Federal Savings & Loan Association ("FinFed" - Miami, Florida), a $1.8 billion mutual savings and loan. From 1984 to 1987, Mr. Bartolini was Executive Vice President at CenTrust Savings Bank, an $11 billion institution based in Miami, Florida, with 60 branches. Prior to that, Mr. Bartolini was with First Pennsylvania Bank, NA (assets of $6 billion; 75 branches), where he served as Senior Vice President.

- -----------------------------------
(1) NAL Financial Group Inc. (the "Company") commenced operations during June 1991. The Company became publicly held by virtue of a merger (the "Merger") with and into Corporate Financial Ventures, Inc., an inactive public company ("COFVI"), effective November 30, 1994. Effective upon the Merger, COFVI assumed the historic operations of NAL and changed its name to "NAL Financial Group Inc."

BOARD MEETINGS AND COMMITTEES

     There are currently four members of the Board of Directors. During the fiscal year ended December 31, 1995, there were 2 meetings of the Board. All members of the Board attended both meetings. The only committee of the Board of Directors is the Audit Committee. During the fiscal year ended December 31, 1995, there were no meetings of the Audit Committee.

     The Audit Committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. Its duties include (1) selecting the independent auditors for the Company, (2) reviewing the scope of the audit to be conducted by them,
(3) meeting with the independent auditors concerning the results of their audit, and (4) overseeing the scope and accuracy of the Company's system of internal accounting controls. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for the Company. The members of the Audit Committee are Messrs. Robert R. Bartolini, David R. Jones and James F. DeVoe.

Directors' Compensation

     The employee-directors of the Company receive no fees or other compensation in connection with their services as directors. Each of Mr. Jones and Mr. DeVoe were granted Warrants to purchase 20,000 shares of the Company's Common Stock in conjunction with joining the Board of Directors and receive $1,000 for each meeting of the Board and any Committee attended in person and $500 for each meeting attended telephonically.

EXECUTIVE COMPENSATION

     The following table discloses individual compensation information relating to the Company's Chief Executive Officer and the other named executive officers of the Company for the years ended December 31, 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE



- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Long Term
                                                                     Annual Compensation(1)                   Compensation
- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Securities
                                                                   Salary              Bonus                  Underlying
Name and Position                                       Year         ($)                ($)                 Options/SARs (#)
- ------------------------------------------------------------------------------------------------------------------------------
Robert R. Bartolini                                     1995      $300,000                   $0                 50,000(4)
Chairman of the Board, President and Chief Executive    1994      $281,916             $298,985                 75,000(2)
Officer of NAL;                                         1993      $250,000           $1,248,100                      0
Chairman and Chief Executive Officer of NAC
- ------------------------------------------------------------------------------------------------------------------------------
John T. Schaeffer                                       1995      $160,000                   $0                 25,000(4)
Director of NAL;                                        1994      $160,000                   $0                 40,000(3)
President and Chief Operating Officer of NAC            1993      $160,000             $161,302                      0
- ------------------------------------------------------------------------------------------------------------------------------
Robert J. Carlson                                       1995       $80,000                   $0                 15,000(4)
Vice President-Finance and Principal Accounting         1994       $74,231              $86,015                 15,000(3)
Officer of NAL                                          1993       $72,500              $18,124                      0
- ------------------------------------------------------------------------------------------------------------------------------
Dennis R. LaVigne                                       1995       $48,461                   $0                 25,000(5)
Vice President and Treasurer of NAL
- ------------------------------------------------------------------------------------------------------------------------------


(1) Based upon the fiscal years ended December 31, 1995, 1994, and 1993.
(2) Represents stock options granted as of December 15, 1994 pursuant to the 1994 Plan of which 66,666 options vest pro-rata over four years commencing January 1, 1996 and 8,334 options vest pro-rata over three years commencing January 1, 1996.
(3) Represents stock options granted as of December 15, 1994 pursuant to the 1994 Plan, which vest pro-rata over three years commencing January 1, 1996.
(4) Represents stock options granted as of December 6, 1995 pursuant to the 1994 Plan, which vest pro-rata over three years commencing January 1, 1997.
(5) Represents stock options granted as of December 6, 1995 pursuant to the 1994 Plan, which vest upon December 6, 1998.

     The following table discloses individual grants of stock options and freestanding SARs made to the named executive officers for the year ended December 31, 1995.


- --------------------------------------------------------------------------------
                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
- --------------------------------------------------------------------------------

                                                    INDIVIDUAL GRANTS
                                                -------------------------

- ----------------------------------------------------------------------------------------------------------
                                                NUMBER OF     % OF TOTAL
                                               SECURITIES     OPTION/SARs     EXERCISE      EXPIRATION
                                               UNDERLYING     GRANTED TO         OR            DATE
                     NAME                     OPTIONS/SARs   EMPLOYEES IN    BASE PRICE
                                               GRANTED(#)   FISCAL YEAR(1)    ($/Share)
- ----------------------------------------------------------------------------------------------------------
Robert R. Bartolini                             50,000(2)       15.22%         $16.50     December 6, 2005
Chairman of the Board, President and Chief
Executive Officer of NAL;
Chairman and Chief Executive Officer of
NAC
- ----------------------------------------------------------------------------------------------------------
John T. Schaeffer                               25,000(2)        7.61%         $15.00     December 6, 2005
Director of NAL;
President and Chief Operating Officer of
NAC
- ----------------------------------------------------------------------------------------------------------
Robert J. Carlson                               15,000(2)        4.57%         $15.00     December 6, 2005
Vice President-Finance and
Principal Accounting Officer of NAL
- ----------------------------------------------------------------------------------------------------------
Dennis R. LaVigne                               25,000(3)        7.61%         $13.25     December 6, 2005
Vice President and Treasurer of NAL
- ----------------------------------------------------------------------------------------------------------

(1) Based upon the grant during the year ended December 31, 1995 of options to purchase an aggregate of 328,500 shares of Common Stock pursuant to the 1994 Plan.
(2) Represents stock options granted as of December 6, 1995 pursuant to the 1994 Plan, which vest pro-rata over three years commencing January 1, 1997.
(3) Represents stock options granted as of December 6, 1995 pursuant to the 1994 Plan, which vest upon December 6, 1998.
- ---------------------------------------

     The following table shows information regarding the exercise of stock options during the year ended December 31, 1995 by the named executive officer and the number and value of any unexercised stock options held by them as of December 31, 1995:



- -------------------------------------------------------------------------------------------------------------------------------

                        AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Value
                                                                       Number of Securities             of Unexercised
                                       Shares                              Underlying             In-the-Money Options/SARs
                                      Acquired                       Unexercised Options/SARs            at FY-End ($)
           Name                    on Exercise(#)   Value Realized         at FY-End(#)           Exercisable/Unexercisable(1)
                                                                   Exercisable/Unexercisable(1)
- -------------------------------------------------------------------------------------------------------------------------------
Robert R. Bartolini,                    -0-              -0-            19,445(E)/105,555(U)         $138,365(E)/$393,885(U)
Chairman of the Board, President
and Chief Executive Officer of
NAL;
Chairman and Chief Executive
Officer of NAC
- -------------------------------------------------------------------------------------------------------------------------------
John T. Schaeffer                       -0-              -0-             13,333(E)/51,667(U)         $101,731(E)/$203,469(U)
Director of NAL;
President and Chief Operating
Officer of NAC
- -------------------------------------------------------------------------------------------------------------------------------
Robert J. Carlson                       -0-              -0-              5,000(E)/25,000(U)           $38,150(E)/$76,300(U)
Vice President-Finance and
Principal Accounting Officer of
NAL
- -------------------------------------------------------------------------------------------------------------------------------
Dennis R. LaVigne                       -0-              -0-                  0(E)/25,000(U)                 $0(E)/$9,500(U)
Vice President and Treasurer of
NAL
- -------------------------------------------------------------------------------------------------------------------------------


(1) Based upon the closing price of the Company's Common Stock ($13.63 per share) as of December 29, 1995 as traded on The NASDAQ National MarketSM.

Employment Agreement

     Effective November 30, 1994, the Company entered into an employment agreement with Mr. Robert Bartolini. Such agreement, as subsequently amended, provides for a base salary of $300,000 per year together with discretionary bonuses, if any, to be declared by the Board of Directors. The agreement also provides for certain benefits including vacation, life insurance, certain expenses and stock option plan participation, as well as a restrictive covenant in favor of the Company. The agreement is annually renewable for successive three-year periods; however, Mr. Bartolini may terminate the agreement upon written notice on the earlier of one year from the date of such notice or 90 days after his replacement is hired by the Company. Mr. Bartolini may not cause the agreement to terminate prior to three years from the date of the agreement.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 9, 1996, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding stock, as of such date, of all officers and directors, individually and as a group.


- -------------------------------------------------------------------------------------------------
                                                  Shares Owned
                                                  Beneficially and of       Percentage of
Name                                              Record(1)                 Outstanding Shares(1)
- -------------------------------------------------------------------------------------------------
Robert R. Bartolini                                   2,235,647(2)                 33.18%
500 Cypress Creek Road West, Suite 590
Ft. Lauderdale, FL  33309
- -------------------------------------------------------------------------------------------------
John T. Schaeffer                                       302,913(3)                  4.50%
500 Cypress Creek Road West, Suite 590
Ft. Lauderdale, FL  33309
- -------------------------------------------------------------------------------------------------
Robert J. Carlson                                        65,196(4)                   *
500 Cypress Creek Road West, Suite 590
Ft. Lauderdale, FL  33309
- -------------------------------------------------------------------------------------------------
Dennis R. LaVigne                                            --(5)                   *
500 Cypress Creek Road West, Suite 590
Ft. Lauderdale, FL  33309
- -------------------------------------------------------------------------------------------------
James F. DeVoe                                               --(6)                   *
5780 West 71st Street
Indianapolis, IN  46278
- -------------------------------------------------------------------------------------------------
David R. Jones                                               --(6)                   *
2 Ocean Avenue
Scituate, MA  02066-1624
- -------------------------------------------------------------------------------------------------
Florence Karp(7)                                      1,427,803(8)                 17.57%
3418 Sansom Street
Philadelphia, PA  19104
- -------------------------------------------------------------------------------------------------
Rozel International Holdings Limited                    362,318(9)                  5.13%
P.O. Box 3151
Road Town
Tortola, B.V.I.
- -------------------------------------------------------------------------------------------------
All Directors and Officers                            2,603,756                     38.6%
as a group (6 persons)
- -------------------------------------------------------------------------------------------------


- --------------------------------------------------
*Represents less than 1%

 (1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares which each person has the right to acquire, within 60 days through the exercise of options, warrants or debentures, pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the 1934 Act. Also reflects 6,700,041 shares of the Company's Common Stock outstanding as of April 9, 1996.

 (2) Includes 1,647,004 shares held by Robert R. Bartolini and Marcia G. Bartolini, Co-Trustees of the Robert R. Bartolini Revocable Trust dated July 27, 1992, 210,000 shares of which are subject to options granted by Mr. Bartolini during May 1995. Also includes 305,176 shares presently held by English, McCaughan & O'Bryan, P.A. pursuant to the terms of the Voting Trust Agreement. See "Material Voting Arrangements." Includes 264,022 shares held by Marcia G. Bartolini and Robert R. Bartolini, Co-Trustees of the Marcia G. Bartolini Revocable Trust dated July 27, 1992. Does not include 50,000 shares owned beneficially by Edward M. Bartolini, the adult brother of Robert R. Bartolini. Also does not include 264,022 shares held by George Schnabel, Trustee of the Robert R. Bartolini and Marcia G. Bartolini Irrevocable Trust dated July 27, 1992. Includes Incentive Stock Options to purchase 19,445 shares of Common Stock granted December 1994 which vested as of January 1, 1996. Does not include Incentive Stock Options to purchase 105,555 shares of Common Stock granted December 1994 and December 1995, which have not vested. See "Summary Compensation Table."

 (3) Includes 34,628 shares held by English McCaughan & O'Bryan, P.A. for the benefit of Mr. Schaeffer pursuant to the terms of the Voting Trust Agreement. See "Material Voting Arrangements." Includes 13,333 Incentive Stock Options granted to Mr. Schaeffer in December 1994 which vested as of January 1, 1996. Does not include 51,667 Incentive Stock Options granted to Mr. Schaeffer in December 1994 and December 1995 which remain subject to vesting. Includes 4,952 shares held by Mr. Schaeffer's spouse. See "Summary Compensation Table."

 (4) Includes 60,196 shares held by English, McCaughan & O'Bryan, P.A. for the benefit of Mr. Carlson pursuant to the terms of the Voting Trust Agreement. See "Material Voting Arrangements." Includes 5,000 Incentive Stock Options granted to Mr. Carlson in December 1994 which vested as of January 1, 1996. Does not include 25,000 Incentive Stock Options granted to Mr. Carlson in December 1994 and December 1995 which remain subject to vesting. See "Summary Compensation Table."

 (5) Does not include 25,000 Incentive Stock Options granted to Mr. LaVigne in December 1995 which remain subject to vesting. See "Summary Compensation Table."

 (6) Does not include Warrants to purchase 20,000 shares of Common Stock at an exercise price of $14.38 per share granted to Mr. Jones in conjunction with appointment as a director on February 5, 1996, which have not vested. Also does not include Warrants to purchase 20,000 shares of Common Stock at an exercise price of $11.50 per share granted to Mr. DeVoe in conjunction with appointment as a director on March 11, 1996, which have not vested. See "Summary Compensation Table."

 (7) As custodian for Ms. Karp's minor grandchildren.

 (8) Includes 625,000 shares of Common Stock issuable upon the exercise, if at all, of Warrants. Also includes 802,803 shares of Common Stock (643,939 shares representing principal and 158,864 shares representing interest at maturity) issuable upon the conversion, if at all, of Debentures.

 (9) Includes 128,818 shares issuable, if at all, upon conversion of outstanding Debentures and 233,500 shares issuable, if at all, upon the exercise of outstanding Warrants.

     ------------------------------

Material Voting Arrangements
- ----------------------------

     Concurrent with the completion of the Merger, as of November 30, 1994, Messrs. Bartolini, Schaeffer and Carlson entered into a Voting Trust Agreement (the "Voting Trust Agreement") pursuant to which 400,000 shares were placed in a voting trust. The Voting Trust Agreement provides that, on any matter requiring stockholder vote, the trustee will vote such shares in the same percentage as the other then issued and outstanding shares of Common Stock are voted. Such shares may be released from the Voting Trust Agreement pursuant to an earn-out formula whereby for the years 1995, 1996 and 1997, 10,000 trust shares will be released for each $150,000 of cumulative net income after taxes of the Company up to $3,000,000 and 5,000 shares will be released for each $150,000 of cumulative net income after taxes in excess of $3,000,000, less the number of trust shares previously transferred to the Stockholders under this formula. The trust shares will be released pro rata in accordance with the number of trust shares beneficially owned by each Stockholder. If the shares are not released pursuant to the earn-out formula within three years, such shares will be canceled. The trustee under the Voting Trust Agreement is English, McCaughan & O'Bryan, P.A., counsel to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan to the Company
- -------------------

     Mr. Robert R. Bartolini advanced $1,098,165 to the Company on June 30, 1995 in order to provide it with additional working capital. The Company's obligation to repay this loan was evidenced by a promissory note dated August 31, 1995. In December 1995, the principal balance of this loan was increased to $2,919,000 by an additional advance from Mr. Bartolini of $1,820,835 under the same terms and conditions. The indebtedness evidenced by the promissory note is subordinated to the prior payment, when due, of the principal and interest on all senior indebtedness of the Company. Under the terms of this promissory note, principal and interest was due on March 31, 1996, with interest accruing at nine (9%). The promissory note is now due on demand upon thirty (30) days written notice.

Sale of Portfolio to Executive Officer
- --------------------------------------

     As of November 30, 1994, the Company sold a portfolio of 14 unsecured installment loans with a total principal balance of $1,055,000 to Mr. Robert R.

Bartolini, Chairman and Chief Executive Officer of the Company, in consideration for $590,965. The portfolio of which this portfolio was a part was purchased by the Company in March 1994 from the Federal Deposit Insurance Corporation at a purchase price equal to 22.5% of principal balance. The purchase price paid by Mr. Bartolini was equal to 56% of principal balance which, in management's opinion, was the approximate fair market value of the loans determined from a review of the expected collectability of the loans. This price was considered by the Company to be equal to their fair market value and was based on the estimated cash flows anticipated for the portfolio. The method used for estimating the cash flows was the same used by the Company in evaluating the fair value of all of its portfolio acquisitions.

Transaction with Affiliate of Former Director
- ---------------------------------------------

     Andrew Panzo was a member of the Company's Board of Directors from August 1995 until his resignation in March 1996. Following the Merger, American Maple Leaf Financial Corporation ("AMLF"), an affiliate of Mr. Panzo, rendered certain investment banking advisory services to the Company for which AMLF received 33,000 common stock purchase warrants. The Warrants permit the purchase of additional shares at an exercise price of $9.00 per share through May 1996.

     During October 1994, the Company sold 333,333 shares of Common Stock to AMLF in a private placement transaction for consideration of $19,999.

     During April 1995, AMLF purchased $1,200,000 principal amount of 9% Convertible Subordinated Debenture Units for an aggregate purchase price of $1,200,000. $810,000 principal amount of these Debenture Units, as well as the accrued interest due thereon, were converted into 95,692 shares of the Company's Common Stock during January 1996. The remaining principal amount of these Debenture Units ($390,000) is due on April 16, 1996.

Sale of Boat to Executive Officer
- ---------------------------------

     In October 1994, the Company sold a repossessed boat to John T. Schaeffer, a director of NAL and President and Chief Operating Officer of NAC, in consideration for a note in the amount of $89,000 which bears interest at 10% per annum for a period of one year, and the offset by the Company of $21,000 payable to Mr. Schaeffer. The note was repaid prior to June 30, 1995. In management's opinion the sale was at the approximate fair market value of the boat.

Transactions with Former Principal Stockholder
- ----------------------------------------------

     In 1991, the Company entered into an agreement with FTM Holdings, Inc. ("FTM"), a former principal stockholder, to provide the Company with consulting and other business related services. Under the agreement, the Company agreed to pay FTM $50,000 per month through March 1995. The payments for consulting services continued through May 1994, whereupon the Company made a lump sum settlement with FTM through a final payment of $475,000 under this agreement. This reflected a $75,000 discount from the cumulative payments required under the agreement. Including the lump sum settlement, payments of $675,000 were made to FTM in 1994. Payments of $600,000 were made to FTM in 1993.

     During 1994, the Company paid FTM $428,000 as a commission on the sale of certain loan portfolios.

     On April 30, 1993, the Company redeemed 5,928 shares of Common Stock held by FTM for $2,400,000. A portion of the proceeds was applied to the cancellation of the receivable of $841,417 due from FTM to the Company.

     In October 1993, Mr. Bartolini purchased the remaining shares of the Company's stock held by FTM for a purchase price of $2,034,000. This purchase was financed by the Company as described below. See "Purchase of Shares of Common Stock" below. After the purchase, Mr. Bartolini's ownership percentage of outstanding stock was increased to 95%. The financial statements at December 31, 1993 reflect the receivable from Mr. Bartolini as a reduction of stockholders' equity.

     The Company previously sub-leased a portion of the space occupied by its headquarters at 500 Cypress Creek Road West, Fort Lauderdale, Florida from FTM. However, in January 1995, the Company entered into a lease directly with the landlord for such space. Thereafter, the Company entered into a sublease with FTM by which FTM subleases from the Company certain space which it previously leased directly from the landlord.

Purchase of Shares of Common Stock
- ----------------------------------

     In April 1993, the Company issued 214 shares to Mr. John Schaeffer, President of NAC, in exchange for his 10% ownership of the common stock of NAC. After the issuance, the Company owned 100% of the outstanding shares of NAC, and Mr. Schaeffer owned 5% of the Company's Common Stock.

     In October 1993, Mr. Bartolini, Chairman, Chief Executive Officer and principal stockholder of the Company, purchased 2,143 shares representing all outstanding shares not previously owned by Mr. Bartolini or Mr. Schaeffer to provide him with 95% ownership of the Company as of such date. Mr. Bartolini financed the entire purchase price of such shares through a loan from the Company represented by a note in the amount of $2,034,638 which bore interest at 5% per annum and was reflected as a "Note Receivable from a Stockholder" as a reduction of Stockholders' equity on the Company's consolidated balance sheet as of December 31, 1993. In June 1994, the Company redeemed the 2,143 shares from Mr. Bartolini in consideration for canceling the note.

Employment Arrangement
- ----------------------

     The Company has entered into an employment agreement with Robert R. Bartolini, its Chairman, Chief Executive Officer and principal stockholder. See "Employment Agreement."

Grant of Options and Warrants
- -----------------------------

     In December 1994 and December 1995, the Company granted certain options to purchase shares of the Company's Common Stock to executive officers under the Company's Stock Option Plan. See "Summary Compensation Table." In conjunction with his appointment to the Board of Directors on February 5, 1996, the Company granted to Mr. Jones 20,000 common stock purchase warrants with an exercise price of $14.38 per share. In conjunction with his appointment to the Board of Directors on March 11, 1996, the Company granted to Mr. DeVoe 20,000 common stock purchase warrants with an exercise price of $11.50 per share. See "Directors' Compensation."

Travel Services
- ---------------

     IYS Travel, Inc. ("IYS"), a travel agency of which Mr. Robert Bartolini is a principal stockholder, provides business and personal travel services to the Company and its employees at prevailing market prices. IYS receives customary industry commission for services provided. During the years ended December 31, 1995 and 1994, the Company paid IYS approximately $105,000 and $84,000, respectively, for airline tickets booked by IYS for travel by the Company's employees at the prevailing prices charged by the airlines.

     During 1994, the Company advanced to IYS approximately $66,000 for payroll, which IYS subsequently repaid.

     Mr. Bartolini receives only indirect benefits as a principal stockholder of IYS through profits of IYS, if any.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Company believes that during the year ended December 31, 1995 all Reporting Persons timely complied with all filing requirements applicable to them, except Mr. Andrew Panzo, a former director, failed to timely file in conjunction with joining the Board of Directors in August 1995 and Mr. Abraham Bernstein, a former director, failed to timely file in conjunction with joining the Board of Directors and the grant of options to purchase common stock in August 1995.

PROPOSAL 4 - INCREASE IN THE NUMBER OF COMMON SHARES THE
- ----------
COMPANY IS AUTHORIZED TO ISSUE UNDER THE 1994 STOCK OPTION PLAN
FROM 600,000 SHARES TO 1,000,000 SHARES

     At the Meeting, stockholders will vote on a Proposal to amend the Company's 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan provides for the issuance of a maximum of 600,000 shares of Common Stock. The Board of Directors has adopted, and recommends for approval by the Company's stockholders, a resolution to provide for an increase in the number of shares of Common Stock the Company is authorized to issue under the 1994 Plan from 600,000 shares to

1,000,000 shares. The 1994 Plan and the proposed amendment are attached to this Proxy Statement as Exhibits 3 and 4, respectively. The statements made in this Proxy Statement with respect to the 1994 Plan and the proposed amendment should be read in conjunction with and are qualified in their entirety by reference to Exhibits 3 and 4.

     A. Description of the 1994 Stock Option Plan.
        ------------------------------------------

     Pursuant to stockholder approval, the 1994 Plan became effective in 1994. The 1994 Plan is designed to provide an incentive to the Company's employees, officers, directors and consultants to improve the performance of the Company, and by doing so, serve the interests of the Company's stockholders. The 1994 Plan is intended to closely align the interests of management and other key employees, consultants and directors of the Company with those of its stockholders by creating as an important part of the Company's compensation program, options whose value rely upon the market price of the Company's common stock.

     The 1994 Plan currently authorizes the Board of Directors or a committee thereof (the "Committee") to grant stock options, until November 1, 2004, to eligible employees, officers, directors and consultants of the Company to purchase up to 600,000 shares of Common Stock, $.15 par value (the "Common Stock") of the Company which constitutes, in the aggregate, approximately 9% of the presently outstanding shares of Common Stock. The Company's Common Stock is included on The NASDAQ National MarketSM. On April 9, 1996, the closing sale price of the Company's Common Stock was $13.50 per share.

     B. Participants in the 1994 Plan - Eligible Employees
        --------------------------------------------------

     Under the 1994 Plan, stock options and/or stock appreciation rights may be granted to eligible employees, officers, directors and consultants of the Company. The stock options may take the form of either "incentive" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or "non-qualified" stock options. A stock appreciation right ("SAR") entitles the optionee to receive, upon surrender of the related stock option and exercise of the SAR, Common Stock with a fair market value equal to the difference between the exercise price per share of the Common Stock subject to the stock option and the fair market value of a share of Common Stock. Under the 1994 Plan, a person who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company immediately before the grant of an incentive option, is eligible for the grant of an incentive stock option only if the exercise price of such option is at least 110% of the fair market value of the shares underlying the option on the day on which the option is granted. Non-employee directors and consultants are not eligible for incentive stock option grants.

     Option grants under the 1994 Plan are made at the discretion of the Committee and the Board of Directors. Selection of optionees is within the discretion of the Committee and may be by individual or by class. As of March 31, 1996, the Company had approximately 200 employees. The number of option shares granted is based on the optionee's position, responsibility, accomplishments and performance, and is determined in the sole discretion of the Committees and the Board of Directors. See "Administration of the 1994 Plan."

     C. Administration of the 1994 Plan
        -------------------------------

     The Board of Directors, or the Committee which may be appointed by the Board consisting of at least three directors, has the authority to grant stock options under and administer the 1994 Plan. The Board of Directors has not as yet formed such Committee. The 1994 Plan authorizes the Board of Directors or the Committee to administer and interpret the 1994 Plan and gives the Board of Directors or the Committee authority to determine to whom, in what amounts and when stock options shall be granted.

     D. Amendment. Modification and Termination of the 1994 Plan
        --------------------------------------------------------

     The Board of Directors may amend, suspend or terminate the 1994 Plan at any time, subject to the requirements of applicable securities and tax laws and to the following restrictions. The Board of Directors may not, without stockholder approval, amend the 1994 Plan so as to increase the number of shares subject to the 1994 Plan, decrease the minimum option price provided in the 1994 Plan or change the employees or class of employees eligible to receive options. The Board of Directors may not take any action which would have a material adverse effect on the terms and conditions of any options previously granted without the consent of the optionee.

     E. Awards Under the 1994 Plan
        --------------------------

     Participants in the 1994 Plan receive, shortly after the grant of an option, a stock option agreement which states the number of shares covered, the exercise price and the terms and conditions of grant, including the "vesting schedule" under which the options may be exercised. The Company does not issue periodic reports to optionees on the status of their outstanding options.

     Options are exercisable at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, which value is equal to the closing price of the Common Stock as reported by NASDAQ on the date of grant. However, in the case of employees who are stockholders of more than 10% of the total combined voting power of all classes of stock of the Company ("Special Stockholders"), the exercise price must be 110% or more of the fair market value of a share of Common Stock on the date of grant.

     Options granted under the 1994 Plan typically may be exercised for ten years after the date of grant, or five years in the case of employees who are Special Stockholders, or such shorter period as the Committee or the Board of Directors may determine. The aggregate fair market value of the shares of Common Stock with respect to which incentive options are exercisable for the first time by an optionee under the 1994 Plan during any calendar year shall not exceed $100,000. No option may be transferred by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable during the optionee's lifetime only by the optionee.

     Subject to the terms and conditions imposed by the Board of Directors or the Committee in the option grant or the stock option agreement, options under the 1994 Plan may be exercised (1) while the holder is employed by the Company or (2) within three months from the date employment is terminated, or (3) in the event of death or incapacity of the optionee, within one year from the date of death or incapacity. The exercise price of an option shall be satisfied by the optionee delivering to the Company a check payable to the order of the Company.

     F. Federal Income Tax Aspects
        --------------------------

     The following summary of Federal income tax aspects of Options granted under the 1994 Plan is based upon the Company counsel's interpretation of present Federal income tax laws and regulations . This summary should not be considered tax or legal advice. It may be inapplicable if such laws and regulations are changed. State and local tax law considerations are not included in the summary.

          (a)  Incentive Stock Options
               -----------------------

          Under the 1994 Plan, the Company may issue options which will be designated as incentive stock options ("ISOs") which are intended to qualify under Code Section 422. Pursuant to Code Section 422, the optionee will not be deemed to have received any income at the time an ISO is granted or exercised. However, the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price will generally be treated as an adjustment in computing alternative minimum taxable income for a non-corporate optionee and may subject such optionee to the alternative minimum tax in the year of exercise. Generally, the alternative minimum tax ("AMT") is computed by applying either a 26% or 28% tax rate to a taxpayer's alternative minimum taxable income (reduced by possible exemptions). To the extent this amount exceeds the taxpayer's regular tax liability for the tax year, the excess will be the AMT liability. As an AMT adjustment item, the "spread" upon the exercise of an ISO increases alternative minimum taxable income. Thus, the "spread" may be subject to tax twice: once, in the year of exercise as part of alternative minimum taxable income; and again, in the year of sale, as short-term or long-term capital gain.

     If the optionee disposes of ISO shares later than two years after the date of grant and one year after the exercise of the ISO, and certain other requirements are met, the gain or loss, if any, (i.e., the difference between the amount received for the shares and the exercise price), will be long-term capital gain or loss. The basis in the shares will generally be equal to the exercise price and the holding period for the shares will begin on the date of exercise. However, for minimum tax purposes, the basis of the shares upon disposition will be increased by the amount of "spread" which constituted an AMT adjustment item. Thus, the gain or loss on disposition of the shares acquired pursuant to an ISO will differ for purposes of regular tax and minimum tax computation.

  If the foregoing holding periods are not satisfied or the ISO is exercised more than three months after the optionee's employment with the Company is terminated, the disposition will constitute a "disqualifying disposition," and the optionee will realize income in the year of the disqualifying disposition equal to the excess of the amount received for the Common Stock over the exercise price. Of that income, the portion equal to the excess of the fair market value of the Common Stock at the time the ISO was exercised over the exercise price will be compensation income, and the balance, if any, will be either short-term capital gain, if the Common Stock is disposed of within one year after the ISO is exercised, or long-term capital gain, if the shares are disposed of more than one year after the ISO is exercised.

     If the optionee disposes of Common Stock in a disqualifying disposition at a price that is below the fair market value of the Common Stock at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includable as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

     No income tax deduction will be allowed by the Company upon the grant or exercise of an ISO. However, if there is a disqualifying disposition, the Company may deduct an amount equal to the compensation income recognized by the optionee upon the disqualifying disposition in the taxable year of the Company in which the disqualifying disposition occurs. The Company's compensation expense deduction will be subject to the reasonable compensation and other requirements applicable to business expense deductions including the limits on excess employee remuneration under Code Section 162(m).

       (b)  Non-Qualified Stock Options
            ---------------------------

       Under the 1994 Plan, the Company may issue options which will be designated as non-qualified stock options ("NQSOs") which are taxed pursuant to Code Section 83. Under the provisions of that Section, if an option is granted to an employee in connection with the performance of services and the option has a "readily ascertainable fair market value" at the time of the grant, the employee will be deemed to have received compensation income in the year of grant in an amount equal to the excess of the fair market value of the option at the time of grant over the amount, if any, paid by the optionee for the option. However, a NQSO generally has "readily ascertainable fair market value" only when the option is actively traded on an established market and when certain stringent Code requirements are met.

     If the option does not have a readily ascertainable fair market value at the time of the grant, the option is not included as compensation income at that time. Rather, the optionee realizes compensation income only when the option is exercised, and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. It is intended that an optionee will be substantially vested in the Common Stock at the time of exercise of an option. Accordingly, the amount of income realized will be equal to the excess of the fair market value of the shares at the time the NQSO is exercised over the sum of the exercise price.

     When the optionee disposes of the shares acquired pursuant to a NQSO, the optionee will recognize capital gain or loss equal to the difference between the amount received for the shares and the optionee's basis in the shares. The optionee's basis in the shares will generally be equal to the exercise price of the option plus the amount of compensation income realized by the optionee. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised, and long-term if the shares are disposed of more than one year after the option is exercised.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee. The Company is only entitled to this deduction if the Company deducts and withholds upon the amount included in an employee's compensation. The Company's compensation expense deduction will be subject to the reasonable compensation and other requirements applicable to business expense deductions including the limits on excess employee remuneration under Code Section 162(m).

          (c)  Stock Appreciation Rights
               -------------------------

       In connection with an option granted to an employee under the 1994 Plan, the Company may grant to such employee a related stock appreciation right ("SAR"). The grantee of a SAR shall have the right to surrender to the Company for cancellation all or a portion of the related option granted under the 1994 Plan, but only to the extent that such option is then exercisable. Upon such surrender, the employee shall be paid an amount equal to the excess (if any) of: (i) the aggregate fair market value of the shares of Common Stock subject to the option or portion thereof surrendered; over (ii) the aggregate exercise price of the shares of Common Stock subject to the portion thereof surrendered. Payment due upon exercise of SARs shall be made in cash, in Common Stock, or both, as determined by the Board of Directors.

       Generally, the granting of SARs is not the receipt of taxable property under Code Section 83 and is not otherwise a taxable event to the employee or to the Company.

       If an employee exercises a SAR and receives the appreciation inherent in the SAR in cash, the cash is compensation income taxable to the employee. If the employee receives the appreciation in the form of Common Stock, the fair market value of the Common Stock received is taxable to the employee as compensation income under Code Section 83(a).

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee at the time of the exercise of a SAR. This deduction is generally allowed in the Company's taxable year in which the income is included as compensation to the optionee. The Company is only entitled to this deduction if the Company deducts and withholds upon the amount included in an employee's compensation. The Company's compensation expense deduction will be subject to the reasonable compensation and other requirements applicable to business expense deductions including the limits on excess employee remuneration under Code Section 162(m).

  G.   Amended Plan Benefits Table
       ---------------------------

     The following table shows, as to the chief executive officer and the other named executive officers, all current executive officers, as a group, all directors, who are not executive officers, as a group; and all employees, including officers who are not executive officers, as a group, who are eligible to receive stock options under the 1994 Plan, the following information with respect to stock options: (i) the number of option shares granted and presently outstanding; (ii) the exercise price per share of such stock options; and (iii) the dollar value of vested stock options.


- -------------------------------------------------------------------------------------------
                    NAL Financial Group Inc. 1994 Stock Option Plan
- -------------------------------------------------------------------------------------------
Name                          Number of Option      Exercise Price Per     Dollar Value(1)
                                   Shares                 Share
- -------------------------------------------------------------------------------------------
Robert R. Bartolini                8,336                  $6.00
Chairman of the Board,
President and Chief
Executive Officer of              66,664                  $6.60
NAL; Chairman and                                                           $135,838(2)
Chief Executive Officer
of NAC                            50,000                 $16.50
- -------------------------------------------------------------------------------------------
John T. Schaeffer                  40,000                  $6.00
Director of NAL;                  25,000                 $15.00             $100,005(3)
President and Chief
Operating Officer of
NAC
- -------------------------------------------------------------------------------------------
Robert J. Carlson                 15,000                  $6.00
Vice President-Finance            15,000                 $15.00              $37,500(4)
and Principal Accounting
Officer of NAC
- -------------------------------------------------------------------------------------------
Dennis R. LaVigne                 25,000                 $13.25                   $0(5)
Vice President and
Treasurer of NAL
- -------------------------------------------------------------------------------------------
All current executive            245,000             $6.00-$16.50           $273,343(6)
officers, as a group (4)
- -------------------------------------------------------------------------------------------
All directors who are not              0                  $0                      $0
executive officers, as a
group (2)
- -------------------------------------------------------------------------------------------
All employees, including         530,000             $6.00-$16.50           $273,343(7)
officers who are not
executive officers, as a
group (181)
- -------------------------------------------------------------------------------------------


- ------------------------------------
(1) Dollar value calculated based on the closing sale price of the Company's Common Stock on April 9, 1996 of $13.50 per share as reported on The NASDAQ National Market(sm) as of such date, less the exercise price of the vested options.
(2)  Does not include 105,555 options which have not vested.
(3)  Does not include 51,666 options which have not vested.
(4)  Does not include 25,000 options which have not vested.
(5)  Does not include 25,000 options which have not vested.
(6)  Does not include 101,666 options which have not vested.
(7)  Does not include 428,834 options which have not vested.

     The number and choice of recipients of stock options granted under the 1994 Plan is at the sole discretion of the Committee and the Board of Directors. It is not possible to determine at this time the number of stock options which may be granted in the future to the executive officers of the Company. See "Participants in the 1994 Plan - Eligible Employees."

     H. Reasons for Proposal
        --------------------

     A total of 600,000 shares of Common Stock were initially reserved for issuance upon the exercise of options under the 1994 Plan. Through December 31, 1995, options covering 530,500 shares are outstanding under the 1994 Plan. It is the Company's intention to continue making appropriate option grants on an annual basis which cannot be accomplished without an increase in the number of shares authorized for issuance under the 1994 Plan. The Board of Directors believes that increasing the authorized number of shares of Common Stock the Company may issue under the 1994 Plan will provide the Company with the ability to retain key personnel and to attract the level of employees necessary to meet the Company's future demands.

Vote Required for Approval

     The affirmative vote of a majority of the shares present in person or by proxy is required for approval of the amendment to the 1994 Plan to increase the number of shares of Common Stock the Company is authorized to issue under the 1994 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE
                                         ---
NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE UNDER THE 1994 PLAN FROM 600,000 SHARES TO 1,000,000 SHARES.

PROPOSAL 5 - RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS
- ----------

     Price Waterhouse LLP has audited the Company's financial statements since the Company's inception in 1991. Price Waterhouse LLP has been selected by the Board of Directors to serve as the independent auditors for the Company for the fiscal year ending December 31, 1996. Representatives of Price Waterhouse LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required for Approval

     The affirmative vote of a majority of the shares present in person or by proxy is required for ratification of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR RATIFICATION OF PRICE WATERHOUSE LLP
                                        ---
AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1996 FISCAL YEAR

     The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

     The enclosed proxy may be revoked by a later-dated proxy, by giving notice to the Secretary of the Company in writing prior to the Meeting or by personal notification at the Meeting prior to the voting.

EXPENSES OF SOLICITATION

     The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

1997 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1997 proxy statement, they must be received by the Company at its principal office in Fort. Lauderdale, FL, on or before December 30, 1996.

                                             By Order of the Board of Directors



                                             Robert R. Bartolini
                                             Chairman of the Board and
                                             Chief Executive Officer
Dated: April 30, 1996

                                   EXHIBIT 1


     The Board of Directors has adopted a resolution to amend Section 10 of the Company's Certificate of Incorporation, which provides in its entirety, as follows:

     10. BOARD OF DIRECTORS:

         (a) NUMBERS, ELECTIONS AND TERMS. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office. The Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three class, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring as the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after fiscal year 1996, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of directors need not be by written ballot unless so provided in the By-Laws of the corporation.

         (b) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors than in office, even though less then a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (c) REMOVAL. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

         (d) AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the consent of the Board of Directors shall be required to alter, amend, adopt any provisions inconsistent with or repeal this Section 10.

                                    EXHIBIT 2


The Board of Directors has adopted a resolution to amend the Company's Certificate of Incorporation to include a Section 14, which provides in its entirety, as follows:

14. AMENDMENTS TO CERTIFICATE OF INCORPORATION. Amendments to the Certificate of Incorporation of the Corporation shall require the affirmative vote of two-thirds of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the Certificate of Incorporation. Notwithstanding the foregoing, in the event that a resolution to amend the Certificate of Incorporation of the Corporation is adopted by the affirmative vote of at least eighty percent (80%) of the Board of Directors approval of the amendment shall only require the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally on such amendment, voting together as a single class.

                                    EXHIBIT 3



                            NAL FINANCIAL GROUP INC.

                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     This NAL Financial Group Inc. Amended and Restated 1994 Stock Option Plan (the "Plan") amends and restates the 1994 Stock Option Plan which became effective October 31, 1994. The Plan provides for the grant to certain employees, officers, directors and consultants of NAL Financial Group Inc. ("NAL" or the "Company") or any subsidiary thereof of options to purchase ("Options") shares of common stock of NAL and related stock appreciation rights and for the issuance, transfer or sale of such stock upon the exercise of such Options. The term "Company" as used in the Plan shall, unless the context indicates otherwise, include NAL and any present or future subsidiary thereof.

     1. Purpose. The purpose of the Plan is to provide additional incentive to the directors, officers and other key employees and consultants of the Company, who are responsible for the management and growth of the Company or otherwise materially contribute to the conduct and direction of its business, operations and affairs, in order to strengthen their desire to remain in the employ of the Company, or in the case of consultants afforded Options, to strengthen their bond to the Company, to stimulate their efforts on behalf of the Company and to retain and attract persons of competence, and, by encouraging ownership of a stock interest in NAL, to gain for the organization the advantages inherent in directors, officers and employees having a sense of proprietorship.

     2. The Stock. The aggregate number of shares of stock which may be issued, transferred or sold upon the exercise of Options granted under the Plan shall not, except as such number may be adjusted in accordance with Paragraph (f) of
Article 6 hereof, exceed 600,000 shares of Common Stock of NAL ("Common Stock"), which may be either authorized and unissued shares or issued shares reacquired by NAL. Notwithstanding the above limitation, if any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the corresponding number of unexercised shares shall again be available for the purposes of the Plan.

     3. Employees. The term "employees" as used in the Plan shall mean officers, other employees and consultants of the Company (including officers, other employees and consultants who are also directors) within the classes referred to in Article 1 hereof and shall, for the purposes of the Plan, also include directors of the Company who are not employees. The term "employment" shall mean in reference to directors, the period in which a director serves on the Board of Directors of the Company.

    4. Eligibility. Options and related stock appreciation rights shall be granted only to persons who, at the time of the grant of the Option, are employees of the Company. A person to whom the Option is granted hereunder is hereinafter sometimes referred to an an "Optionee." The Board of Directors of NAL, or a committee appointed by its Board of Directors and constituted as provided in Article 8 hereof (hereinafter called the "Committee"), will determine the employees who are to be granted Options under the Plan and the number of shares subject to each Option. Notwithstanding anything herein to the contrary, no person serving upon the Board of Directors (if administering the Plan) or the Committee shall be prohibited from receiving Options during any period, provided, however, such person must abstain from voting upon the grant of such Options.

     5. Grant of Stock Appreciation Rights.

        (a) The Board of Directors or Committee (as applicable) may, in connection with all or any part of an Option granted to an employee under the Plan, grant to such employees (or to any person or persons having the right to exercise such Option upon the death or incapacity of the employee as provided in Paragraph (d) of Article 7 hereof) a related stock appreciation right, either at the time the related Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Option, on such terms and conditions as the Board of Directors or Committee (as applicable) shall from time to time determine. The grantee of a related stock appreciation right shall have the right to surrender to the Company for cancellation all or a portion of the related Option granted under the Plan, but only to the extent that such Option is then exercisable, and to be paid therefore an amount equal to the excess (if any) of: (i) the aggregate fair market value of the shares of Common Stock subject to the Option or portion thereof surrendered (determined as of the date of exercise of such stock appreciation right); over (ii) the aggregate exercise price of the shares of Common Stock subject to the portion thereof surrendered.

        (b) Payment due upon exercise of a stock appreciation right shall be made (i) in cash; (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise); or (iii) partly in cash and partly in Common Stock (valued at the fair market value thereof as of the date of exercise), all as determined by the Board of Directors or Committee (as applicable) in its sole discretion. If the Board of Directors or Committee (as applicable) shall determine to make all of such payment in Common Stock, no fractional shares of Common Stock shall be issued and no payments shall be made in lieu of fractional shares.

        (c) The grant of a stock appreciation right shall be subject to execution, by the recipient thereof, of an instrument in writing in a form approved by the Board of Directors or the Committee (as applicable), which shall contain further terms and conditions, as deemed appropriate by the Board of Directors or the Committee (as applicable), relative to, among others, the grant, exercise or disposition of such stock appreciation rights. The terms of such instrument need not be identical for all grantees of such stock appreciation rights.

     6. General Terms of Options.

        (a) Consideration. Subject to the terms of Paragraph (a) of Article 7 hereof, the Board of Directors or the Committee shall determine the consideration to NAL, if any, for the granting of Options under the Plan, as well as the conditions, if any, which it may deem appropriate to ensure that such consideration will be received by, or will accrue to, NAL, and in the discretion of the Board of Directors or the Committee, such consideration need not be the same, but may vary for Options granted under the Plan at the same time or from time to time.

        (b) Number of Options which may be Granted to, and Number of shares which may be Acquired by, Optionees. The Board of Directors or the Committee may grant more than one Option to an individual during the life of the Plan and, subject to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to incentive stock options (hereinafter referred to as "Qualified Options"), such Option may be in addition to, in tandem with, or in substitution for, Options previously granted under the Plan or of another corporation and assumed by NAL.

        The Board of Directors or the Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the employee of a new Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Board of Directors or the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered (except as otherwise provided in Paragraph (f) of Article 7 hereof).

        (c) Period of Grant of Options. Options under the Plan may be granted at any time after the Plan has been approved by the Board of Directors of NAL. However, no Options shall be granted under the Plan after November 1, 2004.

        (d) Option Agreement. NAL shall effect the grant of Options under the Plan, in accordance with determinations made by the Board of Directors or the Committee, by execution of instruments in writing in a form approved by the Board of Directors or the Committee. Each Option shall contain such terms and conditions (which need not be the same for all Options, whether granted at the same time or at different times) as the Board of Directors or the Committee shall deem to be appropriate and not inconsistent with the provisions of the Plan, and such terms and conditions shall be agreed to in writing by the Optionee. The Board of Directors or the Committee may, in its sole discretion, and subject to such terms and conditions as it may adopt, accelerate the date or dates on which some or all outstanding Options may be exercised. Options shall be exercised by submitting to NAL a signed copy of a notice of exercise in a form to be supplied by NAL. The exercise of an Option shall be effective on the date on which NAL receives such notice at its principal corporate offices.

        (e) Non-Transferability of Option. No Option granted under the Plan shall be transferable by the holder thereof otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the holder's lifetime, only by such holder, or in case of the legal incapacity of a holder, by such holder's legal representative.

        (f) Effect of Change in Common Stock. In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by NAL of all or substantially all of its property, or any other change in the corporate structure or shares of NAL, pursuant to any of which events the then outstanding shares of the Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in Section 424(a) of the Code, the Board of Directors or the Committee may change the number and kinds of shares available under the Plan and any outstanding Option (including substitution of shares of another corporation) and the price of any Option and the fair market value determined under Article 6 hereof in such manner as it shall deem equitable; provided, however, that in no event may any change be made to a Qualified Option which would constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Options granted under the Plan shall contain such provisions as are consistent with the foregoing with respect to adjustments to be made in the number and kind of shares covered thereby and in the option price per share in the event of any such change.

        (g) Optionees not Stockholders. An optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares subject to Options until such shares shall be issued, transferred or sold upon exercise of the Option.

        (h) Fair Market Value. As used in the Plan, the term "fair market value" shall: (i) if the Common Stock of NAL is traded in the over-the-counter market, be the mean between the closing bid and asked sales prices for Common Stock of NAL as reported by the National Quotations Bureau, Inc. (or similar quotation agency) on the date the calculation thereof shall be made; or the NASDAQ Small-Cap Index or National Market System; or (ii) if the Common Stock of NAL is listed on a national securities exchange, be the mean between the high and low sales prices for Common Stock of NAL on such exchange on the date the calculation thereof shall be made, in each case with such adjustments, if any, as shall be made in accordance with Paragraph (f) of this Article 6. In the event the date of calculation shall be a date on which there shall not have been reported a closing bid and asked price for Common Stock of NAL, or a date which shall not be a trading date on such national securities exchange, as the case may be, determination, of fair market value shall be made as of the first date prior thereto on which there shall have been reported a closing bid and asked price for Common Stock of NAL or the first date prior thereto which shall have been a trading date on such national securities exchange, as the case may be.

        (i) Types of Options. Options granted under the Plan shall be in a form of: (i) Qualified Options as defined as incentive stock options in Section 422 of the Code; or (ii) options not qualifying under such Section, or both, in the discretion of the Board of Directors or the Committee, as well as related stock appreciation rights. The status of each Option shall be identified in the Option Agreement executed by NAL and the Optionee pursuant to Paragraph (d) of this
Article 6.

     7. Terms of Options.

        (a) Option Price. The price or prices per share for shares of Common Stock to be sold pursuant to an Option shall be fixed by the Board of Directors or the Committee, but not less, in any case, than the fair market value per share of such stock on the date of the granting of the Option, subject to adjustment pursuant to Paragraph (f) of Article 6 hereof.

     For the purposes of this Article 7, the date of the granting of an Option under the Plan shall be the date fixed by the Board of Directors or the Committee as the date for such Option.

       (b) Period of Option.

        (i) Notwithstanding any other provisions contained in this Plan, each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board of Directors or the Committee shall specify in the Option Agreement.

        (ii) Options will be exercisable thereafter over the Option Period, which shall be for that period fixed by the Board of Directors or the Committee, and shall be exercisable at such times and in such amounts as determined by the Board of Directors or the Committee at the time each Option is granted. Notwithstanding any other provision contained in this Plan, no Option shall be exercisable after the expiration of the Option Period. Except as provided in Paragraphs (c) and (d) of this Article 7, no Option may be exercised unless the Optionee is then in the employ of the Company or a subsidiary thereof and shall have been continuously so employed since the date of the grant of such Option. The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the employee's right or the Company's right to terminate employment at any time.

        (c) Termination of Employment. In the case of a Qualified Option, an Optionee whose employment by the Company or a subsidiary terminates by reason other than death, shall, but only within the three-month period after the date of such termination of employment and in no event after the expiration of the Option Period, be entitled to exercise such Option and then only if and to the extent that the Optionee was entitled to exercise the Option at the date of the termination of employment; provided, however, that the exercise of an Option (whether Qualified or non-qualified) or a related stock appreciation right granted pursuant to this Plan shall be subject to the terms, conditions and limitations imposed by the Board of Directors or the Committee in connection with such grant and/or in the Option Agreement.

        (d) Death or Incapacity of Optionee. If an Optionee should die while in the employment of the Company, an Option theretofore granted shall be exercisable by the estate of the Optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, but then only if and to the extent that the Optionee was entitled to exercise the Option at the date of death and only within the twelve-month period next succeeding the death of the Optionee and in no event after the expiration of the Option Period. Upon the legal incapacity of an Optionee, any Option held by the Optionee shall be exercisable by the Optionee's legal representative pursuant to the terms of this Paragraph (d) of
Article 7. Notwithstanding any other provision of this Plan, the exercise of an Option or a related stock appreciation right following the death or legal incapacity of an Optionee shall be subject to the terms, conditions and limitation imposed by the Board of Directors or the Committee in connection with the Option grant and/or in the Option Agreement.

        (e) Payment for Shares. Payment for shares of Common Stock purchased (the "Option Price") shall be made in full at the time of exercise of the Option by check made payable to the Company.

        (f) Incentive Stock Options. Options granted in the form of incentive stock options ("Qualified Options") shall be subject, in addition to the foregoing provisions of this Article 7 and Article 6 hereof, to the following provisions:

           (i) Sequential Exercise. Each Qualified Option shall by its terms be exercisable even though there is outstanding any Qualified Option which was granted, before the granting of such Option, to such Optionee to purchase Common Stock or stock of any subsidiary (determined at the time of granting such Option).

           (ii) Ten Percent Shareholder. A Qualified Option may be granted to any individual who, at the time of the proposed grant, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of NAL or any subsidiary if, in addition to meeting the other requirements of the Plan: (A) the prices per share for shares of Common Stock to be sold pursuant to such Qualified Option shall not be less than 110% of the fair market value per share for such stock on the date of the granting of the Qualified Option, subject to adjustment pursuant to Paragraph (f) of Article 6 hereof; and (B) the Option Period of such Qualified Option shall be for a period of not longer than five (5) years from the date of the grant of such Qualified Option.

           (iii) First Time Limitation. Notwithstanding any other provision contained in this Plan, the fair market value of Common Stock and stock of any subsidiary of the Company for which a Qualified Option is also granted (determined at the time such Qualified Option is granted) with respect to which such options are exercisable by any one individual for the first time during any calendar year (under this or any other plan) shall not exceed the sum of $100,000.

        (g) Non-Qualified Options. In granting any non-qualified option, the Board of Directors or the Committee may specify that such non-statutory option shall be subject to such additional or different termination or cancellation provisions from those applicable to Qualified Options as the Board of Directors or the Committee may specify, which provisions may vary for Options granted under the Plan at the same time or from time to time.

     8. Administration of the Plan. The Plan shall be administered under the supervision of the Board of Directors of NAL or by a Committee, which the Board of Directors may appoint at any time, consisting of at least three members of the Board of Directors, who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be acts of the Committee.

     In addition to the discretionary authority of the Board of Directors or of the Committee set forth in other Articles hereof, the Board of Directors or the Committee is authorized to establish such rules and regulations for the proper administration of the Plan as it may deem advisable and not inconsistent with provisions of the Plan. Unless otherwise determined by the Board of Directors, all questions arising under the Plan adopted by the Board of Directors or the Committee, whether such questions involve an interpretation of the Plan or otherwise, shall be decided by the Board of Directors or the Committee, and its decisions shall be conclusive and binding in all cases.

     The Board of Directors or the Committee shall determine the employees to whom Options under the Plan are to be granted and the number of shares to be covered by each Option granted. In selected the individuals to whom Options shall be granted, as well as in determining the number of shares subject to each Option, the Board of Directors or the Committee shall consider the positions and responsibilities of the individuals being considered, the nature of the services and accomplishments of each, the value to the Company of their services, their present and potential contribution to the success of the Company, the anticipated number of years of service remaining, and such other factors as the Board of Directors or the Committee may deem relevant.

     9. Amendment and Discontinuance of the Plan.

       (a) The Board of Directors of NAL may at any time alter, suspend or terminate the Plan, but, except in accordance with the provisions of Paragraph
(f) of Article 6 and Article 9 hereof, no change shall be made which will have a material adverse effect upon any Option previously granted unless the consent of the Optionee is obtained; provided, however, that except in the case of adjustment made pursuant to Paragraph (f) of Article 6 hereof, the Board of Directors may not, without further approval of stockholders: (i) increase the maximum number of shares for which Options may be granted under the Plan or which may be purchased by an individual employee; (ii) decrease the minimum Option Price provided in the Plan; or (iii) change the class of employees eligible to receive Options.

        (b) The Company intends that Options designated by the Board of Directors or Committee as Qualified Options shall constitute incentive stock options under Section 422 of the Code. Additionally, the Company intends that Options designated by the Board of Directors or Committee as Qualified Options shall comply with all of the provisions of Section 16(b)-3 of the Securities Exchange Act of 1934. Should any of the foregoing provisions not be necessary in order to so comply or should any additional provisions be required, the Board of Directors may in its complete and total discretion amend the Plan in the manner it deems appropriate, without the necessity of obtaining the approval of the stockholders of NAL.

        (c) Notwithstanding the foregoing provisions of this Article 9, no person may be divested of the ownership of Common Stock previously issued, sold or transferred under the Plan.

     10. Other Conditions. If at any time counsel of NAL shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of the United States, or any applicable jurisdiction, NAL shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of stock or Options under the Plan, until the right to exercise any such Option shall be unlawful.

     Upon the termination or suspension of any period set forth herein, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available upon exercise of the Option before such suspension and to shares which would otherwise have become available for purchase during the period of such suspension, but no such suspension shall extend any Option Period.

     At the time of any grant or exercise of any Option, NAL may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option by the Optionee upon requiring the Optionee to make certain representations to NAL to the satisfaction of NAL as to correctness of such representations.

     11. Approval; Effective Date. The Plan initially became effective on October 31, 1994. The amended and restated Plan was adopted by the Board of Directors of NAL on ________________, 1996, effective upon the approval by the stockholders of NAL on _____________, 1996.


                                   NAL FINANCIAL GROUP INC.
                                   By:____________________________
                                      Robert R. Bartolini
                                      President

                                    EXHIBIT 4


The Board of Directors has adopted a resolution to amend Article 2 of the Company's 1994 Stock Option Plan to read, in its entirety, as follows:

     2. The Stock. The aggregate number of shares of stock which may be issued, transferred or sold upon the exercise of Options granted under the Plan shall not, except as such number may be adjusted in accordance with Paragraph (f) of
Article 6 hereof, exceed 1,000,000 shares of Common Stock of NAL ("Common Stock"), which may be either authorized and unissued shares or issued shares reacquired by NAL. Notwithstanding the above limitation, if any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the corresponding number of unexercised shares shall again be available for the purposes of the Plan.

                                PRELIMINARY COPY

                            NAL FINANCIAL GROUP INC.

           This proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Robert R. Bartolini and John T. Schaeffer and each of them, Proxies with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common stock of NAL Financial Group Inc. held of record by the undersigned on April 20, 1996 at the Annual Meeting of Stockholders of NAL Financial Group, Inc. to be held on May 31, 1996 and at any adjournments thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting.


  ELECTION OF DIRECTORS                                       Change of Address and Comments

  Nominees: James F. DeVoe                                    ___________________________________
            David R. Jones
            John T. Schaeffer                                  ___________________________________
            Robert R. Bartolini
                                     `                        ___________________________________
                                                              (If you have written in the above space,
                                                              please mark the corresponding box on the
                                                              reverse side of this form.)


You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.
    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

                                                              SEE REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED, FOR APPROVAL OF AMENDMENTS TO
                                                   ---
THE CERTIFICATE OF INCORPORATION TO CREATE A CLASSIFIED BOARD OF DIRECTORS AND TO REQUIRE A SUPERMAJORITY VOTE OF STOCKHOLDERS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE
                              ---                            ---
AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN AND FOR APPROVAL OF THE
                                                      ---
RATIFICATION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.


- ----------------------------------------------------------------------------
1.     Proposal 1 -

       Approval of an amendment to the Certificate of Incorporation to create a Classified Board of Directors.


        FOR       AGAINST          ABSTAIN

        / /          / /             / /


The Board of Directors recommends a vote FOR Proposal 1
- -------------------------------------------------------

2.     Proposal 2 -
       Approval of an amendment to the Certificate of Incorporation to require a supermajority vote of stockholders to amend the Certificate of Incorporation.

    FOR       AGAINST          ABSTAIN

    / /          / /             / /


The Board of Directors recommends a vote FOR Proposal 2
- -------------------------------------------------------

3.     Proposal 3 -
  Election of Directors (See reverse)
  For, except vote withheld from the following nominee(s):

    FOR       WITHHELD

    / /         / /
                    Change of Address / /
                    Comments on Reverse side

  ----------------------------------------------------------

  ----------------------------------------------------------

  ----------------------------------------------------------

  ----------------------------------------------------------


The Board of Directors recommends a vote FOR Proposal 3
- -------------------------------------------------------

4.     Proposal 4 -
  Approval of amendment to the Company's 1994 Stock Option Plan to increase the number of shares that can be issued under the Plan from 600,000 shares to 1,000,000 shares.



    FOR       AGAINST          ABSTAIN

    / /         / /              / /

5.     Proposal 5 -
  Ratification of Price Waterhouse LLP as the
  Company's independent auditors for the 1996
  Fiscal Year.


       FOR       AGAINST          ABSTAIN

       / /         / /              / /




The Board of Directors recommends a vote FOR Proposal 5
- -------------------------------------------------------




 PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE
 ENCLOSED ENVELOPE.  NO POSTAGE REQUIRED IF MAILED IN THE UNITED
 STATES.

 NOTE:     Please sign name(s) exactly as printed hereon.
           Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


  -----------------------------------------------------------------------------
SIGNATURE(S)
 -----------------------------------------------------------------------------
                                      DATE